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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tetra Tech, Inc. on Form S-3 of our reports dated November 16, 1999 (except for
Note 5, as to which the date is December 24, 1999), appearing in and incorporated by reference in, the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 3, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


     /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Los Angeles, California
October 25, 2000